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

NEWS FROM MCDONNELL DOUGLAS




Contact:   Ellen LeMond-Holman
           McDonnell Douglas Corporation
          (314) 232-6496


FOR IMMEDIATE RELEASE

               RONALD THOMPSON NOMINATED FOR ELECTION TO
                 MCDONNELL DOUGLAS BOARD OF DIRECTORS

     ST. LOUIS, March 25, 1994 -- Ronald L. Thompson, 44, has been nominated for election to the board of directors of McDonnell Douglas Corp. If elected, his position would become effective April 22, 1994.

     Thompson has been chairman of the board and president of The GR Group Inc. since acquiring the company, then known as General Railroad Equipment and Services Inc., in 1980.

     Thompson also is currently chairman and chief executive officer of Midwest Stamping and Manufacturing Co., a subsidiary of The GR Group Inc., in Bowling Green, Ohio.

     After purchasing The GR Group, Thompson successfully repositioned the company as a holding company in new markets and operations. Prior to 1980 he served as chairman and chief executive officer of Evaluation Technologies Inc., a professional and technical services firm. In addition, Thompson has served on the faculty of Old Dominion University, Virginia State College and the University of Michigan.

     Born and raised in Michigan, Thompson received a bachelor's degree in business administration from the University of Michigan. He also received a master's degree and doctorate in philosophy in agricultural economics from Michigan State University.

     In October 1989, Thompson was presented with the U.S. Department of Commerce's National Minority Entrepreneur of the Year Award by President George Bush. Other honors include the Distinguished Service To Education Award, presented by Harris-Stowe State College in 1991, and the Distinguished Community Service Award, presented by Southern Illinois University at Edwardsville in 1990.

     Thompson is on the board of directors of Illinois Power Co. and the National Association of Manufacturers. In addition, he is active in numerous civic organizations serving on the board of trustees of Washington University, as a director of Parents As Teachers National Center Inc., the Urban League of Metropolitan St. Louis and St. Louis Children's Hospital.